EXHIBIT 10.140
                               GUARANTY AGREEMENT

        THIS GUARANTY AGREEMENT ("Guaranty") is made and entered into this 25th day of November, 1996 by and between CareMatrix Corporation (hereinafter referred to as "Guarantor") and Sylvan Manor Health Care Center Limited Partnership (hereinafter referred to as "Landlord").

                                  WITNESSETH:

        WHEREAS, CCC of Maryland, Inc ("Tenant"), a wholly owned subsidiary of Guarantor, has leased the premises located at 2700 Barker Street, Silver Spring, Maryland 20910 (the "Demised Premises") from Landlord pursuant to a certain Indenture of Lease dated August 1, 1995, as amended by that certain Amendment of Indenture of Lease dated September 7, 1995 and a certain Letter Agreement dated August 16, 1996 (the "Lease"), all as more particularly described in the Lease; and

        WHEREAS, the terms of the Lease require the Tenant to post a letter of credit or provide a certain unconditional and irrevocable guarantee of the performance of all covenant, terms, conditions, agreements, obligations, liabilities, warranties and indemnifications of Tenant under the Lease ("Tenant's Obligations"), including, but not limited to, the payment of Monthly Rant, Additional Rent and all other charges due Landlord under the Lease, including any damages that may arise as a consequent of any default of Tenant under the Lease; and

        WHEREAS, Guarantor has agreed to unconditionally and irrevocably guaranty to Landlord the performance of Tenant's Obligations.

        NOW, THEREFORE, in consideration of the foregoing premises, the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby conclusively acknowledged by Guarantor, the Guarantor does hereby covenant and agree as follows:

        1. The Guarantor hereby unconditionally and irrevocably guarantees to Landlord the full and timely performance of all of Tenant's Obligations under the Lease.

        2. If Tenant defaults in the full, complete and timely performance of Tenant's Obligations (after any notice and/or opportunity to cure provided Tenant under the Lease, if any), Guarantor shall promptly pay or perform Tenant's Obligations ("Guarantor's Obligations"). Guarantor's Obligations under this Guaranty shall remain in full force and effect until Tenant's Obligations pursuant to the Lease have been fully discharged.

        3. This Guaranty shall be a continuing guarantee of Tenant's Obligations under the Lease, and the liability of Guarantor hereunder shall in no way be affected, modified, diminished or terminated by reason of (i) any assignment, renewal, amendment, modification and/or extension of the Lease, (ii) any compromise, release or waiver of Tenant's Obligations, (iii) any assignment or transfer of any interest of Tenant in the Lease and/or the Demised Premises, including any sublease of the Demised Premises by Tenant, (iv) any extension of time granted by Landlord to Tenant and/or (v) any bankruptcy, insolvency, reorganization, arrangement assignment for the benefit of creditors, receivership or trusteeship affecting Tenant, whether or not notice has been given to or received by Guarantor of any of the foregoing. Guarantor hereby waives all notice of and consents to the foregoing, waives any right to notice for a default by Tenant of its obligations under the Lease, waives notice of acceptance of this Guaranty by Landlord (or its successors or assigns) whether or not Landlord (or its successor assigns) is or becomes a signatory to this Guaranty, and waives any and all suretyship defenses it may have with respect to the enforcement of this Guaranty.



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        4. At the option of Landlord, Guarantor may be joined in any action or proceeding against Tenant with respect to the Lease and Tenant's Obligations thereunder, or Landlord may bring a separate action or proceeding directly against the Guarantor, without any requirement that Landlord first assert, prosecute or exhaust any remedy or claim against Tenant, all to the effect that Guarantor's liability hereunder shall be deemed primary, direct and immediate and not conditional or contingent. In the event Landlord shall commence any action or proceeding for the enforcement of this Guaranty, the Guarantor will reimburse Landlord, promptly upon demand, for any and all expenses incurred by Landlord in connection with such action or proceeding, including, but not limited to, reasonable attorneys' fees, court costs and expenses. Guarantor hereby waives its right to a jury trial with respect to any action or proceeding pertaining or related to the Lease, this Guaranty and/or the enforcement of the lease and/or the Guaranty.

        5. Guarantor hereby represents and warrants to Landlord that there is not now pending against or affecting Guarantor, nor, to the best of Guarantor's knowledge is there threatened, any action, suit or proceeding at law, in equity or before any administrative agency which if adversely determined would materially impair or affect the financial condition or operation of Guarantor. Furthermore, Guarantor hereby represents and warrants to Landlord that if called upon to perform Tenant's Obligations hereunder, Guarantor has the capacity, experience and ability to perform each of Tenant's Obligations under the Lease.

        6. All of the grants, covenants, terms, provisions and conditions of this Guaranty shall apply, bind and inure to the benefit of the successors and assigns of Guarantor and the successors and assigns of Landlord, and all persons claiming any interest to the Demised Premises and/or the Lease under or through any of them. If Guarantor is comprised of more than one individual, entity or combination thereof, this Guaranty and its provisions shall be binding upon and enforceable against any one or more of such individuals and entities, and the liability of such individuals and entities shall be joint and severable.

        7. Landlord's interest in this Guaranty may be assigned by it, by way of security or otherwise, with or without notice to Guarantor.

        8. This Guaranty shall be governed by and construed, interpreted and enforced in accordance with and pursuant to the laws of the state in which the Demised Premises is located.

        9. All notices, demands, reports and other communications required or desired to be given hereunder shall be in writing and deemed to have been properly given or served when personally delivered (by hand, courier or commercial overnight delivery service) or sent by United States registered or certified mail, return receipt requested, postage prepaid, or by telex or facsimile transmission when receipt is acknowledged (unless sent after 5 00 p.m. of any business day or on the weekend in which event it will be deemed received on the next business day) to the following addresses:

   (a) If to Landlord, then to Landlord:

       7830 Old Georgetown Road, Suite 125
       Bethesda, Maryland 20814
       Attn: Sandy Rosen
       Telephone: (301) 654-4644
       Telecopier: (301) 654-1591

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       With a copy to:

       Deckelbaum Ogens & Fischer, Chtd.
       1140 Connecticut Avenue, N.W.
       Suite 703
       Washington, D.C. 20036
       Attn: Ronald L. Ogens, Esquire
       Telephone:  (202) 293-1471
       Telecopier: (202) 223-1474

   (b) If to Guarantor, then to Guarantor at:

       197 First Avenue
       Needham, Massachusetts 02194
       Attn: Chairman of Board or President
         and General Counsel
       Telephone:  (617) 433-1000
       Telecopier: (617) 433-1190

Any of the parties may designate a change of address by notice in writing to the other party, with a change of address effective upon receipt by such other party. Whenever in this Guaranty the giving of notice is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.

         10. The Guarantor hereby represents and warrants to Landlord that all corporate action has been taken to authorize the Guarantor, and the undersigned officer of Guarantor, to execute and deliver this Guaranty, and that this Guaranty when executed and delivered by Guarantor shall be the valid, legal and binding obligation of Guarantor enforceable in accordance with its terms.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty intending to be legally bound the day and year first above written.

WITNESS/ATTEST                                 GUARANTOR:

                                               CareMatrix Corporation
       ???????
-----------------------                        /s/ Robert M. Kaufman  (SEAL)
                                               -----------------------------
                                               By: Robert M. Kaufman, President

    THE UNDERSIGNED hereby acknowledges and accepts the above Guaranty.

WITNESS:                                         LANDLORD:

                                                 Sylvan Manor Health Care Center
                                                   Limited Partnership

Jeffrey C. ????????                                  /s/ Sanford I. Rosen
---------------------                                ---------------------
                                                     By: Sanford I. Rosen
                                                         General Partner

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                           GUARANTOR'S ACKNOWLEDGMENT

STATE OF MASSACHUSETTS
COUNTY OF NORFOLK, ss:

      I a Notary Public in and for said County and State, do hereby certify that Robert M. Kaufman, who acknowledged himself to be the President of CareMatrix Corporation, and party to a certain Guaranty Agreement bearing the date of November 25, 1996 and hereto annexed, personally appeared before me, being well known to me (or satisfactorily proven) as the person who executed the said Guaranty Agreement on behalf of the Corporation, and acknowledge the same to be the free act and deed of said Corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 26th day of November, 1996.

                                                       /s/ Elizabeth Denise
                                                       -----------------------
                                                       Notary Public

My commission expires: Sept. 4, 1998
(Notarial Seal)